                                                                    EXHIBIT 2.2
                                                      Draft of November 1. 1994



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- - -------------------------------------------------------------------------------


                         AMENDED AND RESTATED AGREEMENT


                                       OF


                               LIMITED PARTNERSHIP


                                       OF


                             BEST BUY CAPITAL, L.P.

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- - -------------------------------------------------------------------------------


                          DATED AS OF NOVEMBER 3, 1994


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


                                 TABLE OF CONTENTS


                                    ARTICLE I

                                  DEFINED TERMS

Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.2    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  11


                                   ARTICLE II

                        CONTINUATION OF THE PARTNERSHIP;
                   ADMISSION OF PREFERRED SECURITIES HOLDERS;
                      WITHDRAWAL OF INITIAL LIMITED PARTNER

Section 2.1    Continuation of the Partnership . . . . . . . . . . . . . . .  11
Section 2.2    Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 2.3    Business of the Partnership . . . . . . . . . . . . . . . . .  11
Section 2.4    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 2.5    Registered Agent and Office . . . . . . . . . . . . . . . . .  12
Section 2.6    Principal Place of Business . . . . . . . . . . . . . . . . .  12
Section 2.7    Name and Business Address
                 of General Partner. . . . . . . . . . . . . . . . . . . . .  12
Section 2.8    Qualification to Do Business. . . . . . . . . . . . . . . . .  12
Section 2.9    Admission of Holders of
                 Preferred Securities;
                 Withdrawal of Initial
                 Limited Partner . . . . . . . . . . . . . . . . . . . . . .  13


                                   ARTICLE III

                    CAPITAL CONTRIBUTIONS; REPRESENTATION OF
             PREFERRED SECURITY HOLDER'S INTEREST; CAPITAL ACCOUNTS

Section 3.1    Capital Contributions . . . . . . . . . . . . . . . . . . . .  13
Section 3.2    Preferred Security Holder's Interest
                 Represented by LP Certificate . . . . . . . . . . . . . . .  14
Section 3.3    Capital Accounts. . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.4    Interest on Capital Contributions . . . . . . . . . . . . . .  14
Section 3.5    Withdrawal and Return of Capital
                 Contributions . . . . . . . . . . . . . . . . . . . . . . .  14
Section 3.6    Investment of Capital Contributions . . . . . . . . . . . . .  15

                                   ARTICLE IV

                                   ALLOCATIONS

Section 4.1    Profits and Losses. . . . . . . . . . . . . . . . . . . . . .  15
Section 4.2    Special Allocations . . . . . . . . . . . . . . . . . . . . .  17
Section 4.3    Allocations for Income Tax Purposes . . . . . . . . . . . . .  18
Section 4.4    Withholding . . . . . . . . . . . . . . . . . . . . . . . . .  19


                                    ARTICLE V

                           DIVIDENDS AND DISTRIBUTIONS

Section 5.1    Dividends . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 5.2    Limitations on Distributions. . . . . . . . . . . . . . . . .  19


                                   ARTICLE VI

                        ISSUANCE OF PREFERRED SECURITIES

Section 6.1    General Provisions Regarding
                 Preferred Securities. . . . . . . . . . . . . . . . . . . .  20
Section 6.2    Preferred Securities. . . . . . . . . . . . . . . . . . . . .  21
Section 6.3    Conversion Rights of Preferred
                 Securities. . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 6.4    Optional Exchange for Depositary
                 Shares Representing Best Buy
                 Preferred Stock . . . . . . . . . . . . . . . . . . . . . .  32


                                   ARTICLE VII

                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

Section 7.1    Books and Records . . . . . . . . . . . . . . . . . . . . . .  35
Section 7.2    Accounting Method . . . . . . . . . . . . . . . . . . . . . .  36
Section 7.3    Annual Audit. . . . . . . . . . . . . . . . . . . . . . . . .  36


                                  ARTICLE VIII

                            POWERS, RIGHTS AND DUTIES
                             OF THE LIMITED PARTNERS

Section 8.1    Limitations . . . . . . . . . . . . . . . . . . . . . . . . .  36
Section 8.2    Liability . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 8.3    Priority. . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                                   ARTICLE IX

                           POWERS, RIGHTS AND DUTIES
                             OF THE GENERAL PARTNER

Section 9.1    Authority . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 9.2    Powers and Duties of General Partner. . . . . . . . . . . . .  37
Section 9.3    Expenses Payable by General Partner . . . . . . . . . . . . .  39
Section 9.4    Liability . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Section 9.5    Investment Company or Tax Actions . . . . . . . . . . . . . .  39
Section 9.6    Outside Businesses. . . . . . . . . . . . . . . . . . . . . .  40
Section 9.7    Limits on General Partner's Powers. . . . . . . . . . . . . .  40
Section 9.8    Tax Matters Partner . . . . . . . . . . . . . . . . . . . . .  42
Section 9.9    Consolidation, Merger or
                 Sale of Assets. . . . . . . . . . . . . . . . . . . . . . .  42


                                    ARTICLE X

                       TRANSFERS OF INTERESTS BY PARTNERS

Section 10.1   Transfer of Interests . . . . . . . . . . . . . . . . . . . .  44
Section 10.2   Transfer of LP Certificates . . . . . . . . . . . . . . . . .  44
Section 10.3   Persons Deemed Preferred Security
                 Holders . . . . . . . . . . . . . . . . . . . . . . . . . .  45
Section 10.4   Book-Entry Interests. . . . . . . . . . . . . . . . . . . . .  45
Section 10.5   Notices to Clearing Agency. . . . . . . . . . . . . . . . . .  46
Section 10.6   Definitive LP Certificates. . . . . . . . . . . . . . . . . .  46


                                   ARTICLE XI

                            WITHDRAWAL; DISSOLUTION;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

Section 11.1   Withdrawal of Partners. . . . . . . . . . . . . . . . . . . .  46
Section 11.2   Dissolution of the Partnership. . . . . . . . . . . . . . . .  47
Section 11.3   Liquidation . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 11.4   Distribution in Liquidation . . . . . . . . . . . . . . . . .  48
Section 11.5   Rights of Limited Partners. . . . . . . . . . . . . . . . . .  49
Section 11.6   Termination . . . . . . . . . . . . . . . . . . . . . . . . .  49


                                   ARTICLE XII

                             AMENDMENTS AND MEETINGS

Section 12.1   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 12.2   Amendment of Certificate. . . . . . . . . . . . . . . . . . .  49
Section 12.3   Meetings of Partners. . . . . . . . . . . . . . . . . . . . .  50

                                  ARTICLE XIII

                                  MISCELLANEOUS

Section 13.1   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 13.2   Power of Attorney . . . . . . . . . . . . . . . . . . . . . .  51
Section 13.3   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .  52
Section 13.4   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 13.5   Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 13.6   Pronouns and Number . . . . . . . . . . . . . . . . . . . . .  52
Section 13.7   Captions. . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Section 13.8   Partial Enforceability. . . . . . . . . . . . . . . . . . . .  53
Section 13.9   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 13.10  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .  53


ANNEX A --     Form of LP Certificate Evidencing Preferred Securities

ANNEX B --     Form of Notice of Conversion

ANNEX C --     Form of Notice of Exchange

                         AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                             BEST BUY CAPITAL, L.P.


          AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Best Buy Capital, L.P., a Delaware limited partnership (the "PARTNERSHIP"), dated as of November 3, 1994, among Best Buy Co., Inc., a Minnesota corporation ("BEST BUY"), as the general partner, Best Buy Financial Corporation, a Delaware corporation, as the initial limited partner (the "INITIAL LIMITED PARTNER") and such other Persons (as defined herein) who become Limited Partners (as defined herein) as provided herein.

          WHEREAS, Best Buy and the Initial Limited Partner entered into a Limited Partnership Agreement, dated as of September 22, 1994 (the "ORIGINAL LIMITED PARTNERSHIP AGREEMENT");

          WHEREAS, the Certificate of Limited Partnership of the Partnership was filed with the Office of the Secretary of State of the State of Delaware on September 23, 1994; and

          WHEREAS, the Partners desire to continue the Partnership under the Act (as defined herein) and to amend and restate the Original Limited Partnership Agreement in its entirety.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Limited Partnership Agreement as follows:


                                    ARTICLE I

                                  DEFINED TERMS

          Section 1.1 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

          "ACT" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

          "ACTION" means any action permitted to be taken by the General Partner under this Agreement relating to the terms of the Preferred Securities, which action shall be in writing.

          "ADDITIONAL DIVIDENDS" means Dividends that shall accumulate on any Dividend arrearages in respect of the Preferred Securities at the rate of 6 1/2% per annum compounded monthly.

          "ADDITIONAL INTEREST" means interest that shall accrue on any interest on the Subordinated Debentures that is not paid monthly and that shall accrue at the rate of 6 1/2% per annum compounded monthly.

          "AFFILIATE" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person and (f) if the specified Person is an officer, director, general partner or employee, any other entity for which the specified Person acts in any such capacity.

          "AGREEMENT" means this Amended and Restated Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time in accordance with its terms.

          "BEST BUY" has the meaning set forth in the forepart of this Agreement.

          "BEST BUY COMMON STOCK" means the Common Stock, par value $.10 per share, of Best Buy. However, subject to the provisions of Article XII of the Indenture, shares of Best Buy Common Stock issuable on conversion of Preferred Securities shall include only shares of the class designated as Common Stock of Best Buy on the first Closing Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Best Buy and which are not subject to redemption by Best Buy; PROVIDED, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          "BEST BUY PREFERRED STOCK" means the Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of Best Buy with a liquidation preference of $5,000 per share.

          "BOOK-ENTRY INTEREST" means a beneficial interest in the LP Certificates, ownership of which shall be recorded and transfers of which shall be made through the book-entry system of a Clearing Agency as described in
Section 10.4.

          "BUSINESS DAY" means any day other than a day on which banking institutions in The City of New York or Chicago are authorized or required by law or executive order to close.

          "CAPITAL ACCOUNT" has the meaning set forth in Section 3.3.

          "CERTIFICATE" means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware on September 23, 1994, as it may be amended and restated from time to time.

          "CLEARING AGENCY" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Exchange Act that is acting as depositary for the Preferred Securities and in whose name (or nominee's name) shall be registered one or more global LP Certificates and which shall undertake to effect book-entry transfers and pledges of the Preferred Securities.

          "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects bookentry transfers and pledges of interests in securities deposited with the Clearing Agency.

          "CLOSING DATE" means each "Time of Delivery" under the Underwriting Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement. A reference to a specific section (SECTION) of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

          "CONVERSION AGENT" has the meaning set forth in Section 6.3(c) of this Agreement.

          "CONVERSION DATE" has the meaning set forth in Section 6.3(b) of this Agreement.

          "CONVERSION EXPIRATION DATE" has the meaning set forth in
Section 6.3(d)(iii) of this Agreement.

          "CONVERSION PRICE" has the meaning set forth in Section 6.3(a) of this Agreement.

          "CURRENT MARKET PRICE" of Best Buy Common Stock for any day means the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange Consolidated Transaction Tape, or, if the Best Buy Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Best Buy Common Stock is listed or admitted to trading, if the Best Buy Common Stock is listed on a national securities exchange, or the National Market System of the National Association of Securities Dealers, Inc., or, if the Best Buy Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the Best Buy Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Best Buy Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of Best Buy for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors.

          "DEFINITIVE LP CERTIFICATES" has the meaning set forth in Section 10.4 of this Agreement.

          "DEPOSITARY" means Harris Trust and Savings Bank and its successors and assigns.

          "DEPOSIT AGREEMENT" means the Deposit Agreement dated as of November 3, 1994 among Best Buy, the Depositary, and the holders from time to time of the Depositary Receipts.

          "DEPOSITARY RECEIPT" means one of the deposit receipts, issued by the Depositary under the Deposit Agreement, each representing any number of whole Depositary Shares.

          "DEPOSITARY SHARES" means the depositary shares, each representing a 1/100th interest in a share of Best Buy Preferred Stock deposited with the Depositary pursuant to the Deposit Agreement.

          "DIVIDENDS" means the cumulative cash distributions from the Partnership with respect to the Interests represented by the Preferred Securities, accruing from the first Closing Date and payable monthly in arrears on the last day of each calendar month of each year, commencing November 30, 1994.

          "DIVIDEND PAYMENT DATE" has the meaning set forth in Section 6.2(b)(ii) of this Agreement.

          "DTC" means The Depository Trust Company, the initial Clearing Agency.

          "ELIGIBLE INVESTMENT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

          "ELIGIBLE INSTITUTION" means (a) the Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) (i) which has either (A) a long-term unsecured debt rating of AAA or better by S&P's and Aaa or better by Moody's or (B) a short-term unsecured debt rating or a certificate of deposit rating of A-1+ or better by S&P's and P-1 or better by Moody's and (ii) whose deposits are insured by the FDIC or (2) (i) the parent of which has a long-term or short-term unsecured debt rating which signi-fies investment grade and (ii) whose deposits are insured by the FDIC.

          "ELIGIBLE INVESTMENTS" mean book-entry securities, negotiable instruments, cash or securities represented by instruments in bearer or registered form which evidence:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the Government of the United States of America;

          (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of S&P's, Moody's and, if rated by Fitch, Fitch in the highest investment category granted thereby;

          (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of S&P's, Moody's and, if rated by Fitch, Fitch in the highest investment rating category granted thereby;

          (d) investments in money market funds having a rating from each of S&P's and Moody's in the highest investment rating category granted thereby;

          (e) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC;

          (f) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; or

          (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the Government of the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company which is an Eligible Institution and the deposits of which are insured by the FDIC.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE DATE" has the meaning specified in Section 6.4(e) of this Agreement.

          "EXCHANGE ELECTION" has the meaning specified in Section 6.4(c) of this Agreement.

          "EXCHANGE ELECTION MEETING" has the meaning specified in Section 6.4(c) of this Agreement.

          "EXCHANGE EVENT" has the meaning specified in Section 6.4(b) of this Agreement.

          "EXCHANGE PRICE" means one Depositary Share (with a proportionate liquidation preference per share of $50) representing a 1/100th interest in a share of Best Buy Preferred Stock (with a liquidation preference per share of $5,000) for each $50 principal amount of Subordinated Debentures (which rate of exchange is equivalent to one Depositary Share representing Best Buy Preferred Stock for one Preferred Security).

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "FISCAL PERIOD" means each calendar month.

          "FISCAL YEAR" means (i) the period commencing upon the formation of the Partnership and ending on December 31, 1994, and (ii) any subsequent twelve
(12) month period commencing on January 1 and ending on December 31.

          "FITCH" means Fitch Investors Service, Inc. or any successor thereto.

          "GENERAL PARTNER" means Best Buy in its capacity as general partner of the Partnership, its permitted successors, or any successor general partner in the Partnership admitted as such pursuant to the applicable provisions of this Agreement.

          "GUARANTEE" means the Guarantee Agreement dated as of November 3, 1994 of Best Buy in favor of the Preferred Security Holders with respect to the Preferred Securities.

          "HOLDER" or "PREFERRED SECURITY HOLDER" means a Limited Partner in whose name an LP Certificate representing Preferred Securities is registered.

          "INDENTURE" means the Indenture, dated as of November 3, 1994, among Best Buy, the Partnership and the Trustee relating to the Subordinated Debentures.

          "INITIAL LIMITED PARTNER" means Best Buy Financial Corporation, a Delaware corporation.

          "INTEREST" means the entire ownership interest of a Partner in the Partnership at any particular time, including, without limitation, its interest in the capital, profits, losses and distributions of the Partnership.

          "LIMITED PARTNER" means any Person who is admitted to the Partnership as a Limited Partner pursuant to the terms of this Agreement.

          "LIQUIDATION DISTRIBUTION" has the meaning set forth in Section
6.2(f).

          "LIQUIDATOR" has the meaning specified in Section 11.3 of this Agreement.

          "LP CERTIFICATE" means a certificate substantially in the form attached hereto as Annex A, evidencing the Preferred Securities held by a Limited Partner.

          "MAJORITY (OR OTHER STATED PERCENTAGE) IN LIQUIDATION PREFERENCE" means Holder(s) of Preferred Securities who are the record owners of Preferred Securities whose aggregate liquidation preferences represent not less than 50% or not less than such stated percentage of the aggregate liquidation preference of all Preferred Securities then outstanding.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

          "NET INCOME" and "NET LOSS", respectively, for any Fiscal Period means the income and loss, respectively, of the Partnership for such Fiscal Period as determined in accordance with the method of accounting followed by the Partnership for federal income tax purposes, including, for all purposes, the net income, if any, from Eligible Investments and any income exempt from tax and any expenditures of the Partnership which are described in Code Section 705(a)
(2)(B); PROVIDED, HOWEVER, that any item allocated under

Section 4.2 shall be excluded from the computation of Net Income and Net Loss.

          "NOTICE OF CONVERSION" has the meaning set forth in Section 4.2 of this Agreement.

          "NOTICE OF CONVERSION EXPIRATION" has the meaning set forth in
Section 6.3(d)(iii) of this Agreement.

          "NOTICE OF EXCHANGE" has the meaning specified in Section 6.4(d) of this Agreement.

          "NYSE" means the New York Stock Exchange, Inc.

          "ORIGINAL LIMITED PARTNERSHIP AGREEMENT" has the meaning set forth in the recitals to this Agreement.

          "PARTNERS" means the General Partner and, if appointed pursuant to
Section 6.2(g), any Special General Partner and the Limited Partners, collectively, where no distinction is required by the context in which the term is used.

          "PARTNERSHIP" means the limited partnership formed under the Act pursuant to the Original Limited Partnership Agreement upon filing of the Certificate, and continued pursuant to this Agreement.

          "PARTNERSHIP DISTRIBUTION ACCOUNT" has the meaning specified in
Section 3.6(b) of this Agreement.

          "PERSON" means any individual, corporation, association, partnership, trust or other entity.

          "POWER OF ATTORNEY" means the Power of Attorney granted pursuant to
Section 13.2.

          "PREFERRED SECURITIES" means the Interests of Limited Partners represented by one or more LP Certificates and described in Article VI.

          "PREFERRED SECURITY OWNER" means, with respect to a Book Entry Interest, a Person who is the beneficial owner of such Book Entry Interest, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency or Clearing Agency Participant).

          "PRESS RELEASE" has the meaning set forth in Section 6.3(d)(ii) of this Agreement.

          "PURCHASE PRICE" for any Preferred Security means the amount paid per Preferred Security pursuant to the Underwriting Agreement, payment of which shall constitute the contribution to capital contemplated by Section 3.1(c).

          "REDEMPTION PRICE" has the meaning set forth in Section 6.2(d).

          "RATING AGENCIES" means Fitch, Moody's and S&P.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SPECIAL GENERAL PARTNER" means the Person appointed (i) to enforce Preferred Security Holders' rights under the Guarantee, (ii) to enforce the Partnership's rights against Best Buy under the Subordinated Debentures or (iii) to exercise rights otherwise exercisable by the General Partner to declare and pay distributions on the Preferred Securities as provided in Section 6.2(g) of this Agreement.

          "S&P" means Standard & Poor's Ratings Group or any successor thereof.

          "SUBORDINATED DEBENTURES" means the convertible subordinated debentures of Best Buy issued pursuant to the Indenture and sold by Best Buy to the Partnership in connection with the issuance and sale by the Partnership of the Preferred Securities.

          "TAX MATTERS PARTNER" means the General Partner designated as such in
Section 9.8 hereof.

          "TRADING DAY" means, with respect to any security listed for trading on the New York Stock Exchange, any day on which such securities are traded on the New York Stock Exchange.

          "TRANSFER AGENT" means Harris Trust and Savings Bank and its successors and assigns.

          "TREASURY REGULATIONS" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "TRUSTEE" means Harris Trust and Savings Bank, the trustee under the Indenture, and its successors and assigns.

          "UNDERWRITERS" means the underwriters named in Schedule I to the Underwriting Agreement.

          "UNDERWRITING AGREEMENT" means the Underwriting Agreement dated October 27, 1994, among Best Buy, the Partnership and the several Underwriters named therein relating to the issuance of the Preferred Securities.

          Section 1.2 HEADINGS. The headings and subheadings in this Agreement are included for convenience and identification purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                                   ARTICLE II

                        CONTINUATION OF THE PARTNERSHIP;
                    ADMISSION OF PREFERRED SECURITY HOLDERS;
                      WITHDRAWAL OF INITIAL LIMITED PARTNER

          Section 2.1 CONTINUATION OF THE PARTNERSHIP. The parties hereto agree to continue the Partnership in accordance with the terms of this Agreement. The General Partner, for itself and as agent for the Limited Partners, shall make every reasonable effort to assure that an amendment to the Certificate of Limited Partnership reflecting this Agreement, and all other certificates and documents, are properly executed and shall accomplish all filing, recording, publishing and other acts necessary or appropriate for compliance with all the requirements for the continuation of the Partnership as a limited partnership under the Act and under all other laws of the State of Delaware or such other jurisdictions in which the General Partner determines that the Partnership may conduct business. The rights and duties of the Partners shall be as provided herein and, subject to the terms hereof, in the Act.

          Section 2.2 NAME. The name of the Partnership is "Best Buy Capital, L.P.", as such name may be modified from time to time by the General Partner following written notice to the Limited Partners.

          Section 2.3 BUSINESS OF THE PARTNERSHIP. The purposes of the Partnership are (a) to issue limited partnership interests in the Partnership in the form of Preferred Securities, and to use substantially all of the proceeds thereof and substantially all of the proceeds from the capital contributed to the Partnership by the General Partner to purchase Subordinated Debentures of Best Buy, (b) to invest, at all times, at least 1% of the total capital contributed to the Partnership by the Partners in the Eligible Investment Account as provided herein and (c) except as otherwise limited herein, to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as the General Partner may reasonably deem necessary or advisable for the carrying out of the foregoing purposes of the Partnership. The Partnership may not conduct any other business or operations except as contemplated by the preceding sentence.

          Section 2.4 TERM. The term of the Partnership shall commence upon the filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue until December 31, 2039, unless dissolved before such date in accordance with the provisions of this Agreement.

          Section 2.5 REGISTERED AGENT AND OFFICE. The Partnership's registered agent and office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. At any time, the General Partner may designate another registered agent and/or registered office.

          Section 2.6 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be 7075 Flying Cloud Drive, Eden Prairie, Minnesota 55344. Upon ten days written notice to the Partners, the General Partner may change the location of the Partnership's principal place of business, provided that such change has no material adverse effect upon any Partner.

          Section 2.7 NAME AND BUSINESS ADDRESS OF GENERAL PARTNER. The name and address of the General Partner are as follows:

          Best Buy Co., Inc.
          7075 Flying Cloud Drive
          Eden Prairie, Minnesota  55344
          Attention:  Chief Financial Officer

The General Partner may change its name or business address from time to time, in which event the General Partner shall promptly notify the Limited Partners of any such change.

          Section 2.8 QUALIFICATION TO DO BUSINESS. The General Partner shall cause the Partnership to become quali-fied, formed or registered under the applicable qualification, fictitious name or similar laws of any jurisdiction in which the Partnership transacts business.

          Section 2.9 ADMISSION OF HOLDERS OF PREFERRED SECURITIES; WITHDRAWAL OF INITIAL LIMITED PARTNER.

          (a) Without execution of this Agreement, upon the acquisition of an LP Certificate by a Person, whether by purchase, gift, devise or otherwise, which acquisition shall be deemed to constitute a request by such Person that the books and records of the Partnership reflect such Person's admission as a Limited Partner, such Person shall be admitted to the Partnership as a Limited Partner and shall become bound by this Agreement.

          (b) Following the first admission of a Preferred Security Holder to the Partnership as a Limited Partner, the Initial Limited Partner shall withdraw from the Partnership and shall receive the return of its capital contribution without interest or deduction.

          (c) The name and mailing address of each Partner and the amount contributed by such Partner to the capital of the Partnership shall be listed on the books and records of the Partnership. The General Partner shall be required to update the books and records from time to time as necessary to accurately reflect such information.


                                   ARTICLE III

                    CAPITAL CONTRIBUTIONS; REPRESENTATION OF
             PREFERRED SECURITY HOLDER'S INTEREST; CAPITAL ACCOUNTS

          Section 3.1  CAPITAL CONTRIBUTIONS.

          (a) The General Partner has, on or prior to the first Closing Date, contributed an aggregate of $21.00 to the capital of the Partnership. The General Partner shall on or prior to each Closing Date, make such additional capital contributions as are necessary to maintain its Capital Account balance at an amount equal to at least 21% of the aggregate positive Capital Account balances of all Partners as of the time of each such Closing Date.

          (b) The Initial Limited Partner has, prior to the date hereof, contributed the amount of $79.00 to the capital of the Partnership, which amount will be returned to the Initial Limited Partner as contemplated by Section 2.9(b).

          (c) On each Closing Date, each Person who acquires a Preferred Security from the Partnership shall, as the consideration for the acquisition of such Preferred Security, contribute to the capital of the Partnership an amount in cash equal to the Purchase Price for such Preferred Security.

          (d) No Limited Partner shall at any time be required to make any additional capital contributions to the Partnership, except as may be required by law.

          Section 3.2  PREFERRED SECURITY HOLDER'S INTEREST REPRESENTED BY
LP CERTIFICATE. A Preferred Security Holder's Interest shall be represented by the LP Certificate held by or on behalf of such Holder. Each Preferred Security Holder's respective ownership of Preferred Securities shall be set forth on the books and records of the Partnership. Each Holder hereby agrees that its Interest represented by its LP Certificate shall for all purposes be personal property. A Preferred Security Holder shall have no interest in specific Partnership property.

          Section 3.3 CAPITAL ACCOUNTS. An individual capital account (a "CAPITAL ACCOUNT") shall be established and maintained on the books of the Partnership for each Partner in compliance with Treasury Regulation
SECTIONS 1.704-1(b)(2)(iv) and 1.704-2, as amended. Subject to the preceding sentence, each Capital Account will be increased by the amount of the capital contributions (including the Purchase Price) made by, and the Net Income allocated to, such Partner (or predecessor in interest) and reduced by the amount of distributions made by the Partnership, and Net Losses allocated, to the Partner (or predecessor thereof). In addition, a Partner's Capital Account shall be increased or decreased, as the case may be, for any items specifically allocated to such Partner under Section 4.2 of this Agreement, and, to the extent permitted under such Treasury Regulation, the General Partner's Capital Account will be increased to the extent the General Partner pays any costs or expenses of the Partnership directly out of the General Partner's own funds.

          Section 3.4 INTEREST ON CAPITAL CONTRIBUTIONS. Except as provided herein, no Partner shall be entitled to interest on or with respect to any capital contribution to the Partnership.

          Section 3.5 WITHDRAWAL AND RETURN OF CAPITAL CONTRIBUTIONS. Subject to Section 3.l(b), no Partner shall be entitled to withdraw any part of such Partner's capital contribution to the Partnership. No Partner shall be entitled to receive any distributions from the Partnership, except as provided in this Agreement.

          Section 3.6   INVESTMENT OF CAPITAL CONTRIBUTIONS.

          (a) The General Partner shall establish and maintain in the name of the Partnership an Eligible Investment Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Partners. On each Closing Date, the General Partner shall deposit from the proceeds of the aggregate capital contributions received from the Partners an amount equal to at least 1% of such aggregate capital contributions into the Eligible Investment Account. On the first Closing Date, the amount so deposited by the General Partner shall equal $2,911,392.

          (b) Funds on deposit in the Eligible Investment Account shall be invested by the General Partner in Eligible Investments; PROVIDED, HOWEVER, it is understood and agreed that the General Partner shall not be liable for any loss arising from such investment in Eligible Investments; PROVIDED FURTHER that none of the funds deposited in the Eligible Investment Account shall be invested in an Eligible Investment or Eligible Investments issued by the General Partner or an Affiliate thereof for a period of five years following the Closing Date. All such Eligible Investments shall be held by the General Partner for the benefit of the Partnership, PROVIDED, HOWEVER, that on the day preceding each Dividend Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit in the Eligible Investment Account shall be deposited into an account maintained by the Partnership for receipt of income on the Subordinated Debentures (the "PARTNERSHIP DISTRIBUTION ACCOUNT") and shall constitute a portion of the Partnership's Net Income eligible for distribution to the Partners. Funds on deposit in the Eligible Investment Account shall be invested in Eligible Investments that will mature prior to the next succeeding Dividend Payment Date.


                                   ARTICLE IV

                                   ALLOCATIONS

          Section 4.1 PROFITS AND LOSSES. After giving effect to the special allocations set forth in Section 4.2,

          (a) the Partnership's Net Income for each Fiscal Period of the Partnership shall be allocated as follows:

          (i) First, to each Holder, as of the close of business on the record date for such Fiscal Period, an amount of Net Income equal to the excess of
     (x) the Dividends accrued on such Holder's Preferred Securities from the first Closing Date through and including the close of business on the record date for such Fiscal Period, including any Additional Dividends payable with respect thereto, over (y) the amount of Net Income allocated to each such Holder (or predecessor thereof) pursuant to this Section 4.1(a)(i) in all prior Fiscal Periods, including any Additional Dividends payable with respect thereto.

          (ii) Second, to each Holder, as of the close of business on the record date for such Fiscal Period, an amount of Net Income equal to the excess of (x) all Net Losses allocated to each such Holder (or predecessor thereof) from the date of issuance of each of such Holder's Preferred Securities through and including the close of such Fiscal Period pursuant to Section 4.1(b)(ii) over (y) the amount of Net Income allocated to such Holder (or predecessor thereof) pursuant to this Section 4.1(a)(ii) in all prior Fiscal Periods.

          (iii) Any remaining Net Income shall be allocated to the General Partner.

          (b) The Partnership's Net Loss for any Fiscal Period shall be allocated as follows:

          (i) First, to the General Partner until the balance of the General Partner's Capital Account is reduced to zero.

          (ii) Second, among the Holders in proportion to their respective aggregate Capital Account balances, until the Capital Account balances of such Holders are reduced to zero; PROVIDED, HOWEVER, that the General Partner shall make appropriate adjustments in these allocations, in accordance with Section 4.1(c), with respect to any Preferred Securities as to which Net Income has been allocated with respect to Dividends that accrued but were not paid.

          (iii)  Any remaining Net Loss shall be allocated to the General
     Partner.

          (c) The General Partner shall make such changes to the allocations in Sections 4.1(a) and 4.1(b) as it deems reasonably necessary so that, in the year of the Partnership's liquidation, amounts distributed to the

Preferred Security Holders in accordance with Section 11.4(ii) shall equal their Liquidation Distributions.

          Section 4.2  SPECIAL ALLOCATIONS.

          (a) If a Holder delivers to the Conversion Agent an irrevocable notice of conversion substantially in the form of Annex B hereto ("NOTICE OF CONVERSION") pursuant to Section 6.3(b) of this Agreement, such Holder shall be allocated any interest (including original issue discount) accruing on a daily basis on the Subordinated Debentures so converted until the date of such conversion, but only to the extent such interest was not previously allocated to the Partners in a prior Fiscal Period as part of Net Income under Section 4.1(a) of this Agreement.

          (b) All expenditures described in Code Section 705(a)(2)(B) that are incurred by, or on behalf of, the Partnership and paid by the General Partner shall be allocated entirely to the General Partner.

          (c) In the event any Holder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation
SECTION 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership Net Income shall be specially allocated to such Holder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit, if any, in the balance of the Capital Account of such Holder as quickly as possible. This Section 4.2(c) is intended to comply with the qualified income offset provision in SECTION 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

          (d) For purposes of determining the profits, losses or any other items allocable to any period, profits, losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any method that is permissible under SECTION 706 of the Code and the Treasury Regulations promulgated thereunder. Unless otherwise specified, such profits, losses or other items shall be determined for each Fiscal Period.

          (e) The Partners and Holders, by becoming parties to this Agreement, either by execution hereof or pursuant to Section 2.9, will be deemed to be aware of the income tax consequences of the allocations made by this Article IV and will be deemed to have agreed to be bound by the provisions of this Article IV in reporting their shares of Partnership Net Income and Net Loss for U.S. federal income tax purposes.

          (f) Notwithstanding anything to the contrary that may be expressed or implied in this Article IV, the interest of the General Partner in each item of income, gain, loss, deduction and credit will be equal to at least (i) at any time that aggregate capital contributions to the Partnership are equal to or less than $50,000,000, 1% of each such item and (ii) at any time that aggregate capital contributions to the Partnership are greater than $50,000,000, 1% of each such item, multiplied by a fraction (not exceeding one and not less than 0.2), the numerator of which is $50,000,000 and the denominator of which is the lesser of the aggregate Capital Account balances of the Capital Accounts of all Partners at such time and the aggregate capital contributions to the Partnership of all Partners at such time.

          (g) The Partners intend that the allocations under Section 4.1 conform to Treasury Regulations SECTIONS 1.704-1(b) and 1.704-2 (including, without limitation, the minimum gain chargeback, chargeback of partner non-recourse debt minimum gain, qualified income offset and partner nonrecourse debt provisions of such Treasury Regulations), and the General Partner shall make such changes in the allocations under Section 4.1 as it believes are reasonably necessary to meet the requirements of such Treasury Regulations.

          (h) Solely for the purpose of adjusting the Capital Accounts of the Partners, and not for tax purposes, if any property is distributed in kind to any Partner, the difference between its fair market value and its book value at the time of distribution shall be treated as gain or loss recognized by the Partnership and allocated pursuant to the provisions of Section 4.1.

          Section 4.3 ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Partnership shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss are allocated under Sections 4.1 and 4.2; PROVIDED, HOWEVER, that solely for federal, state and local income and franchise tax purposes, but not for book or Capital Account purposes, income, gain, loss and deductions with respect to any property properly carried on the Partnership's books at a value other than the tax basis of such property shall be allocated in a manner determined in the General Partner's discretion, so as to take into account (consistently with Code
Section 704(c) principles) the difference between such property's book value and its tax basis. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner is authorized to modify the allocations of this Section 4.3, and Sections 4.1 and 4.2, if necessary or appropriate, in the General Partner's sole discretion, for the allocations to fairly reflect the economic gain, income or loss to each of the Partners, or as otherwise required by the Code or the Treasury Regulations.

          Section 4.4 WITHHOLDING. The Partnership shall comply with withholding requirements under federal, state and local law and shall remit amounts withheld to and file required forms with applicable jurisdictions. To the extent that the Partnership is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Partner, the amount withheld shall be deemed to be a distribution in the amount of the withholding to the Partner. In the event of any claimed over-withholding, Partners shall be limited to an action against the applicable jurisdiction. If the amount withheld was not withheld from actual distributions, the Partnership may reduce subsequent distributions by the amount of such withholding. Each Partner agrees to furnish the Partnership with any representations and forms as shall reasonably be requested by the Partnership to assist it in determining the extent of, and in fulfilling, its withholding obligations.


                                    ARTICLE V

                           DIVIDENDS AND DISTRIBUTIONS

          Section 5.1 DIVIDENDS. Limited Partners shall receive periodic Dividends, if any, redemption payments and liquidation distributions in accordance with the terms of the Preferred Securities set forth in Article VI. Subject to the rights of the Preferred Security Holders, all cash remaining in the Partnership Distribution Account shall be distributed to the General Partner at such time as the General Partner shall determine.

          Section 5.2 LIMITATIONS ON DISTRIBUTIONS. The Partnership shall not make a distribution to any Partner on account of such Partner's Interest if such distribution would violate Section 17-607 of the Act or other applicable law.

                                   ARTICLE VI

                        ISSUANCE OF PREFERRED SECURITIES

          Section 6.1  GENERAL PROVISIONS REGARDING PREFERRED SECURITIES.

          (a) There is hereby authorized for issuance and sale Preferred Securities having an aggregate liquidation preference not greater than $230,000,000 and having the designation, annual Dividend rate, liquidation preference, redemption terms, conversion and exchange rights and other powers, preferences and special rights and limitations set forth in this Article VI.
The aggregate liquidation preference of Preferred Securities authorized hereunder shall be reduced 30 days after the first Closing Date to the aggregate liquidation preference of such Preferred Securities as shall have been purchased through such date by the Underwriters.

          (b) The payment of Dividends and payments of distributions by the Partnership in liquidation or on redemption in respect of Preferred Securities shall be guaranteed by Best Buy pursuant to, and to the extent provided in, the Guarantee. In the event of an appointment of a Special General Partner pursuant to Section 6.2(g), among other things, to enforce the Guarantee, the Special General Partner may take possession of the Guarantee for such purpose. The Preferred Security Holders, by acceptance of such Preferred Securities, acknowledge and agree to the subordination provisions and other terms of the Guarantee.

          (c) The proceeds received by the Partnership from the issuance of Preferred Securities, together with the proceeds of the capital contributed by the General Partner pursuant to Section 3.1(a) of this Agreement, but less any amounts deposited by the General Partner in the Eligible Investment Account pursuant to Section 3.6(a), shall be invested by the Partnership in Subordinated Debentures with (i) an aggregate principal amount equal to such aggregate invested proceeds and (ii) an interest rate at least equal to the Dividend rate of the Preferred Securities.

          (d) The Partnership may not issue any other interests in the Partnership, without the approval of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities; PROVIDED, HOWEVER, that the Partnership may issue a general partnership interest to the Special General Partner. All Preferred Securities shall rank senior to all other Interests in the Partnership in respect of the right to receive Dividends or other distribu-tions and the right to receive payments out of the assets of the Partnership upon voluntary or involuntary liquidation, dissolution, winding-up or termination of the Partnership. All Preferred Securities redeemed, purchased or otherwise acquired by the Partnership (including Preferred Securities surrendered for conversion or exchange) shall be canceled. The Preferred Securities will be issued in registered form only. Dividends on all Preferred Securities shall be cumulative.

          (e) No Holder shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional limited partnership interests, or of securities convertible into any Preferred Securities or other limited partnership interests, whether now or hereafter authorized and whether issued for cash or other consideration or by way of a Dividend.

          (f) Neither Best Buy nor any Affiliate of Best Buy shall have the right to vote or give or withhold consent with respect to any Preferred Security owned by it, directly or indirectly, and, for purposes of any matter upon which the Limited Partners may vote or give or withhold consent as provided in this Agreement, Preferred Securities owned by Best Buy or any Affiliate shall be treated as if they were not outstanding.

          Section 6.2  PREFERRED SECURITIES.

          (a) DESIGNATION. The Preferred Securities, liquidation preference $50 per Preferred Security, are hereby designated as "6 1/2 % CONVERTIBLE MONTHLY INCOME PREFERRED SECURITIES".

          (b) DIVIDENDS. (i) Preferred Security Holders shall be entitled to receive, when, as and if declared by the General Partner, cumulative Dividends at a rate per annum of 6 1/2% of the stated liquidation preference of $50 per Preferred Security, calculated on the basis of a 360-day year consisting of 12 months of 30 days each. For any period shorter than a full monthly Dividend period, Dividends will be computed on the basis of the actual number of days elapsed in such period. Dividends shall be payable in United States dollars monthly in arrears on the last day of each calendar month of each year, commencing November 30, 1994. Such Dividends will accrue and be cumulative whether or not they have been declared and whether or not there are funds of the Partnership legally available for the payment of Dividends. Dividends on the Preferred Securities shall be cumulative from the first Closing Date.
Additional

Dividends upon any Dividend arrearages shall be declared and paid in order to provide, in effect, monthly compounding on such Dividend arrearages at a rate of 6 1/2% per annum compounded monthly and such Additional Dividends shall accumulate. In the event that any date on which Dividends are payable on the Preferred Securities is not a Business Day, then payment of the Dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (ii) Dividends on the Preferred Securities must be declared monthly and be paid on the last day of each calendar month (each a "DIVIDEND PAYMENT DATE") to the extent that the Partnership has, on such date, (x) funds legally available for the payment of such Dividends and (y) cash on hand sufficient to permit such payments, it being understood that to the extent that funds are not available to pay in full all accumulated and unpaid Dividends, the Partnership may pay partial pro rata Dividends to the extent of funds legally available therefor. For purposes of this Section 6.2(b), net interest and investment income from funds on deposit in the Eligible Investment Account that is transferred into the Partnership Distribution Account shall be considered funds available for the payment of Dividends; PROVIDED, HOWEVER, that the principal amount of Eligible Investments shall not be available as distributions as Dividends or otherwise except in connection with a liquidating distribution pursuant to Section 11.4 of this Agreement. Dividends will be payable to the Holders as they appear on the books and records of the Partnership on the relevant record dates, which will be one Business Day prior to the related Dividend Payment Date. In the event of any extended interest payment period with respect to the Subordinated Debentures resulting in the deferral of the payment of Dividends on the Preferred Securities, the Partnership shall give written notice by first-class mail to the Holders as to such extended interest payment period no later than the last date on which it would be required to notify the NYSE of the record or payment date of the related Dividend on the Preferred Securities.

          (iii)  The Partnership shall not:

          (A) pay, declare or set aside for payment, any dividends or other distributions on any other Interests in the Partnership; or

          (B) redeem, purchase or otherwise acquire any other Interests in the Partnership;

until, in each case, such time as all accumulated and unpaid Dividends on all of the Preferred Securities, including any Additional Dividends thereon, shall have been paid in full for all Dividend periods terminating on or prior to the date of such payment or the date of such redemption, purchase or acquisition, as the case may be.

          (iv) In the event of an election by the Holder to convert its Preferred Securities through the Conversion Agent into Best Buy Common Stock pursuant to Section 6.3 of this Agreement, neither Best Buy nor the Partnership shall make, or be required to make, any payment, allowance or adjustment with respect to accumulated and unpaid Dividends on such Preferred Securities; PROVIDED that Holders of Preferred Securities at the close of business on any record date for the payment of Dividends will be entitled to receive the Dividend payable on such Preferred Securities on the corresponding Dividend Payment Date notwithstanding the conversion of such Preferred Securities into Best Buy Common Stock following such record date.

          (d) REDEMPTION. (i) If at any time following the Conversion Expiration Date, less than five percent (5%) of the Preferred Securities issued and sold pursuant to the Underwriting Agreement remain outstanding, such Preferred Securities shall be redeemable, at the option of the Partnership, in whole but not in part, from time to time, upon not fewer than 30 nor more than 60 days' prior notice, at a redemption price equal to the liquidation preference per Preferred Security plus accumulated and unpaid Dividends (whether or not earned or declared) to the date fixed for redemption, including any Additional Dividends accrued thereon (the "REDEMPTION PRICE").

          (ii) Upon repayment at maturity of the Subordinated Debentures or as a result of acceleration of the Subordinated Debentures, the Preferred Securities shall be redeemable, in whole but not in part, at the Redemption Price, and the proceeds from such repayment shall be applied to redeem the Preferred Securities at the Redemption Price. In the case of such acceleration, the Preferred Securities shall only be redeemed when repayment of the Subordinated Debentures has actually been received by the Partnership.

          (e) REDEMPTION PROCEDURES. (i) Notice of any redemption (a "NOTICE OF REDEMPTION") of the Preferred Securities to be redeemed will be given by the Partnership by first-class mail to each record Holder of Preferred

Securities not fewer than 30 nor more than 60 days prior to the date fixed for redemption thereof following the issuance of a notice of redemption of the Subordinated Debentures by Best Buy to the Partnership. For purposes of the calculation of the date of redemption and the dates on which notices are given pursuant to this paragraph (e)(i), a Notice of Redemption shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each Holder of Preferred Securities. Each Notice of Redemption shall be addressed to each Holder of Preferred Securities at the address of the Holder appearing in the books and records of the Partnership. If all of the Preferred Securities are represented by Book-Entry Interests, Notices of Redemption shall be sent to the Clearing Agency. No defect in the Notice of Redemption or in the mailing thereof with respect to any Preferred Security shall affect the validity of the redemption proceedings with respect to any other Preferred Security.

          (ii) If, following a notice of redemption of all outstanding Subordinated Debentures, the Partnership issues a Notice of Redemption, then, by 12:00 noon, New York time, on the redemption date, Best Buy will repay to the Partnership an aggregate principal amount of the Subordinated Debentures which, together with accrued and unpaid interest and any Additional Interest thereon, will be an amount sufficient to pay the Redemption Price for all Preferred Securities then outstanding. If all of the Preferred Securities are represented by Book-Entry Interests, the Partnership shall irrevocably deposit such funds with the Clearing Agency and give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of Preferred Securities and otherwise the Partnership may pay the Redemption Price by check. If a Notice of Redemption shall have been issued and funds deposited as required or a check deposited in the U.S. mails postage prepaid, then upon the date of such deposit, all rights of the Preferred Security Holders who hold such Preferred Securities so called for redemption will cease, except the right of the Holders of such securities to receive the Redemption Price, but without interest from and after such redemption date. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Partnership or by Best
Buy pursuant to the Guarantee, Dividends on such Preferred Securities (including any Additional Dividends thereon) will continue to accumulate at the then applicable rate, from the original redemption date to the date that the Redemption Price is actually paid.

          (f) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Partnership, the Holders of Preferred Securities at the time outstanding will be entitled to receive out of the assets of the Partnership (including any Eligible Investments or amounts deposited in the Eligible Investment Account) legally available for distribution to Partners after satisfaction of liabilities of creditors as required by the Act before any distribution of assets is made with respect to any other Interest in the Partnership, an amount equal to the aggregate of the stated liquidation preference of $50 per Preferred Security and accumulated and unpaid Dividends (whether or not earned or declared) to the date of payment, including any Additional Dividends accrued thereon (the "LIQUIDATION DISTRIBUTION").

          (g) VOTING RIGHTS -- SPECIAL GENERAL PARTNER. (i) If (x) the Partnership fails to pay Dividends in full on the Preferred Securities for 15 consecutive months (other than as a result of a determination by Best Buy to extend the interest payment period of the Subordinated Debentures in accordance with the terms thereof), (y) an Event of Default under the Subordinated Debentures occurs and is continuing or (z) Best Buy is in default on any of its payment obligations under the Guarantee, then the Holders, upon the affirmative vote of at least a Majority in Liquidation Preference of the Preferred Securities, will be entitled to appoint and authorize a Special General Partner to enforce the Partnership's rights as a creditor under the Subordinated Debentures, enforce the rights of the Holders under the Guarantee and to declare and pay Dividends (including Additional Dividends) on the Preferred Securities. Upon the appointment of a Special General Partner, the Special General Partner shall be authorized, and shall to the extent of legally available funds, declare and pay Dividends (including Additional Dividends) on the Preferred Securities. So long as the appointment of the Special General Partner is effective, the Special General Partner shall manage the business and affairs of the Partnership to the exclusion of the General Partner.

          (ii) In furtherance of the foregoing, and without limiting the powers of any Special General Partner so appointed and for the avoidance of any doubt concerning the powers of the Special General Partner, any Special General Partner, in its own name and as Special General Partner of the Partnership, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the Partnership's rights directly against Best Buy, or any other obligor in connection with such obligations on behalf of the Partnership, and may prosecute such proceeding to judgment or final decree, and enforce the same against Best Buy or any other obligor in connection with such obligations and collect, out of the property, wherever situated, of Best Buy or any such other obligor upon such obligations, the monies adjudged or decreed to be payable in the manner provided by law.

          (iii) For purposes of determining whether the Partnership has failed to pay Dividends in full for 15 consecutive months, Dividends shall be deemed to remain in arrears, notwithstanding any partial payments in respect thereof, until full cumulative Dividends have been or contemporaneously are declared and paid with respect to all monthly Dividend periods terminating on or prior to the date of payment of such full cumulative Dividends. Not later than 30 days after such right to appoint a Special General Partner arises and upon not less than 15 days' written notice by first-class mail to the Holders, the General Partner will convene a meeting for election of a Special General Partner. If the General Partner fails to convene such meeting within such 30-day period, the Holders of not less than 10% in Liquidation Preference of the Preferred Securities will be entitled to convene such meeting. Except as provided herein, the provisions of Section 12.3 relating to the convening and conduct of meetings of the Partners will apply with respect to any such meeting. Any Special General Partner so appointed shall vacate office immediately if the Partnership (or Best Buy pursuant to the Guarantee) shall have paid in full all accumulated and unpaid Dividends (including any Additional Dividends) on the Preferred Securities or such Event of Default or default, as the case may be, shall have been cured.

          (h) VOTING RIGHTS -- CERTAIN AMENDMENTS. (i) If any proposed amendment of this Agreement provides for, or the General Partner otherwise proposes to effect, (x) any action that would materially adversely affect the powers, preferences or rights of the Preferred Securities, whether by way of amendment of this Agreement or otherwise (including, without limitation, the authorization or issuance of any additional limited partnership interests in the Partnership) or (y) the liquidation, dissolution, winding-up or termination of the Partnership (other than in connection with the exchange of Depositary Shares representing Best Buy Preferred Stock for all of the Preferred Securities upon the occurrence of an Exchange Event), then the Holders of outstanding Preferred Securities will be entitled to vote on such amendment or action of the General Partner (but not on any other amendment or action) and such amendment or action shall not be effective except with the approval of Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities; PROVIDED, HOWEVER, that no such approval shall be required if the liquidation, dissolution, winding-up or termination of the Partnership is proposed or initiated pursuant to
Section 11.2 hereof.

          (ii) Any required approval of Holders may be given at a separate meeting of such Holders convened for such purpose or pursuant to written consent. The Partnership will cause written notice of any meeting at which Holders are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed by first-class mail to each Holder at least 15 days prior to the date of such meeting or the date by which such action is to be taken. Each such notice will include a statement setting forth (x) the date of such meeting or the date by which such action is to be taken, (y) a description of any matter on which such Holders are entitled to vote or upon which written consent is sought and (z) instructions for the delivery of proxies or consents. No vote or consent of the Holders will be required for the Partnership to redeem and cancel Preferred Securities in accordance with this Agreement.

          (iii) Except as provided in this Section 6.2, Holders shall have no voting rights, and the Holders may not remove the General Partner.

          Section 6.3 CONVERSION RIGHTS OF PREFERRED SECURITIES. The Holders of Preferred Securities shall have the right, at their option, at any time before the close of business on the Conversion Expiration Date, to cause the Conversion Agent to convert Preferred Securities, on behalf of the converting Holders, into shares of Best Buy Common Stock in the manner described herein on and subject to the following terms and conditions:

          (a) The Preferred Securities will be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Best Buy Common Stock, pursuant to the Holder's direction to the Conversion Agent given by means of a Notice of Conversion to (i) exchange such Preferred Securities for a portion of the Subordinated

Debentures theretofore held by the Partnership on the basis of one Preferred Security per $50 principal amount of Subordinated Debentures, and (ii) immediately convert such Subordinated Debentures into fully paid and nonassessable shares of Best Buy Common Stock, at an initial rate of 1.111 shares of Best Buy Common Stock per $50 principal amount of Subordinated Debentures (which is equivalent to a conversion price of $45.00 per share of Best Buy Common Stock, subject to certain adjustments set forth in the Indenture (as so adjusted, "CONVERSION PRICE")).

          (b) In order to convert Preferred Securities into Best Buy Common Stock, the Holder shall surrender the Preferred Securities to be converted to the Conversion Agent at the office referred to above, together with an irrevocable Notice of Conversion (i) setting forth the number of Preferred Securities to be converted and the name or names, if other than the Holder, in which the shares of Best Buy Common Stock should be issued and (ii) directing the Conversion Agent to exchange such Preferred Securities for Subordinated Debentures and immediately convert such Subordinated Debentures, on behalf of such Holder, into Best Buy Common Stock. If the Notice of Conversion is delivered before the close of business on the Conversion Expiration Date, the Conversion Agent shall notify the Partnership of the Holder's election to convert and the Partnership shall, upon receipt of such notice, deliver to the Conversion Agent (x) the appropriate principal amount of Subordinated Debentures for exchange in accordance with this Section, together with (y) Preferred Securities represented by the surrendered certificates but not directed to be converted in the Notice of Conversion. The Conversion Agent shall thereupon, on behalf of such Holder, effect the conversion of such Subordinated Debentures into shares of Best Buy Common Stock. Holders of Preferred Securities at the close of business on a dividend payment record date will be entitled to receive the Dividend payable on such securities on the corresponding Dividend Payment Date notwithstanding the conversion of such Preferred Securities following such dividend payment record date. Except as provided above, no payment, allowance or adjustment shall be made by the Partnership or Best Buy upon any conversion on account of any accumulated and unpaid Dividends accrued on the Preferred Securities (including any Additional Dividends accrued thereon) surrendered for conversion, or on account of any accumulated and unpaid dividends on the shares of Best Buy Common Stock issued upon such conversion. Preferred Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Preferred Securities is delivered in accordance with the foregoing provision (the "CONVERSION DATE"). The Person or Persons entitled to receive the Best Buy Common Stock issuable upon conversion of the Subordinated Debentures shall be treated for all purposes as the record holder or holders of such Best Buy Common Stock at such time. No fractional shares of Best Buy Common Stock will be issued as a result of conversion, but in lieu thereof, such fractional interest will be paid in cash by Best Buy. As promptly as practicable on or after the Conversion Date, Best Buy shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of Best Buy Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same, and unless otherwise directed by the Holder in the Notice of Conversion, the Conversion Agent shall distribute such certificate or certificates and cash payment, together with the certificate(s) representing any unconverted Preferred Securities, to such Person or Persons.

          (c) Each Holder of a Preferred Security by his acceptance thereof appoints the Transfer Agent for the Preferred Securities "CONVERSION AGENT" for the purpose of effecting the conversion of Preferred Securities in accordance with this Section and the exchange of Preferred Securities for Depositary Shares representing Best Buy Preferred Stock in accordance with Section 6.4. In effecting the conversion and exchange transactions described in this Section and
Section 6.4, the Conversion Agent shall be acting as agent of the Holders of Preferred Securities directing it to effect such conversion or exchange transactions. The Conversion Agent is hereby authorized (i) to effect conversions of Preferred Securities from time to time upon receipt of Notices of Conversion and (ii) following the occurrence of an Exchange Event, to exchange all of the Subordinated Debentures for Depositary Shares representing Best Buy Preferred Stock in accordance with the provisions of Section 6.4.

          (d) (i) On and after November 3, 1997, and provided that the Partnership has paid in full all accumulated and unpaid Dividends on all of the Preferred Securities, including any Additional Dividends thereon, for all Dividend periods terminating on or prior to such date, the Partnership shall have the right, at its option, to cause the conversion rights set forth in this Section to expire, BUT ONLY IF for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the Best Buy Common Stock exceeds 120% of the Conversion Price in effect on such Trading Day.

               (ii) In order to exercise its option to cause the conversion rights of Holders to expire, the Partnership must issue a press release announcing the Conversion Expiration Date (the "PRESS RELEASE") prior to the opening of business on the second Trading Day after a period in which the condition in the preceding paragraph has been met (but in no event prior to November 3, 1997). The Press Release shall be issued for publication to the Dow Jones News Service and to such other print and electronic media as the Partnership may select. The Press Release shall state that the Partnership has elected to exercise its right to extinguish the conversion rights of Holders of Preferred Securities, specify the Conversion Expiration Date and provide the Conversion Price of the Preferred Stock and the Current Market Price of the Best Buy Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Press Release. If the Partnership exercises the option described in this paragraph, the "CONVERSION EXPIRATION DATE" shall be a date selected by the Partnership which shall be not less than 30 or more than 60 days after the date on which the Partnership issues the Press Release. In the event the Partnership does not exercise the option described in this paragraph, the Conversion Expiration Date shall be the earlier of (a) the date of an Exchange Election, as set forth in Section 6.4(c), and (b) two Business Days prior to the date set for the mandatory redemption of the Preferred Securities pursuant to Section 6.2(d)(ii).

               (iii) In addition to issuing the Press Release, the Partnership shall send notice of the expiration of conversion rights (a "NOTICE OF CONVERSION EXPIRATION") by first-class mail to each record Holder of Preferred Securities not more than four (4) Business Days after the Partnership issues the Press Release. Such mailed Notice of Conversion Expiration shall state:
(1) the Conversion Expiration Date; (2) the Conversion Price of the Preferred Securities and the Current Market Price of the Best Buy Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Notice of Conversion Expiration; (3) the place or places at which Preferred Securities are to be surrendered prior to the Conversion Expiration Date for certificates representing shares of Best Buy Common Stock; and (4) such other information or instructions as the Partnership deems necessary or advisable to enable a Holder to exercise its conversion right hereunder. No defect in the Notice of Conversion Expiration or in the mailing thereof with respect to any Preferred Security shall affect the validity of such notice with respect to any other Preferred Security. As of the close of business on the Conversion Expiration Date, the

Preferred Securities shall no longer be convertible into Best Buy Common Stock.

          (e) No fractional shares of Best Buy Common Stock will be issued as a result of conversion, but in lieu thereof, Best Buy shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Current Market Price on the date on which the certificate or certificates for such shares were duly surrendered for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment to the Holder or Holders of Preferred Securities so converted.

          (f) Best Buy shall at all times reserve and keep available out of its authorized and unissued Best Buy Common Stock, solely for issuance upon the conversion of the Subordinated Debentures, free from any preemptive or other similar rights, such number of shares of Best Buy Common Stock as shall from time to time be issuable upon the conversion of all the Subordinated Debentures then outstanding. Any shares of Best Buy Common stock issued upon conversion of the Subordinated Debentures shall be duly authorized, validly issued and fully paid and nonassessable. Best Buy shall deliver the shares of Best Buy Common Stock upon conversion of the Subordinated Debentures to the Conversion Agent, as agent for the converting Holder, free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. Each of Best Buy and the Partnership shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Best Buy Common Stock (and all requirements to list the Best Buy Common Stock issuable upon conversion of Subordinated Debentures that are at the time applicable), in order to enable Best Buy to lawfully issue Best Buy Common Stock to the Conversion Agent and the Conversion Agent to lawfully deliver the Best Buy Common Stock to each Holder upon conversion of the Preferred Securities.

          (g) Best Buy will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Best Buy Common Stock to the Conversion Agent on conversion of Subordinated Debentures and by the Conversion Agent upon conversion of the Preferred Securities. Best Buy shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Best Buy Common Stock in a name other than that in which the Preferred Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Partnership the amount of any such tax, or has established to the satisfaction of the Partnership that such tax has been paid.

          (h) Nothing in Section 6.3(g) shall limit the requirement of the Partnership to withhold taxes pursuant to Section 4.4 or otherwise require the General Partner or the Partnership to pay any amounts on account of such withholdings.

          Section 6.4 OPTIONAL EXCHANGE FOR DEPOSITARY SHARES REPRESENTING BEST BUY PREFERRED STOCK.

          (a) Upon the occurrence of an Exchange Event, the Holders of a Majority in Liquidation Preference of the Preferred Securities, voting as a class or by written consent, may, at their option, cause the Conversion Agent to
(i) exchange all (but not less than all) of the Preferred Securities then outstanding for Subordinated Debentures held by the Partnership,
(ii) immediately exchange such Subordinated Debentures, on behalf of the Holders, for Depositary Shares, each representing ownership of 1/100th of a share of Best Buy Preferred Stock, at the Exchange Price and (iii) distribute such Depositary Shares to the Holders, subject to the following terms and conditions.

          (b) The failure of Holders to receive for 15 consecutive months the full amount of Dividend payments (including any arrearages thereon) on the Preferred Securities shall constitute an "EXCHANGE EVENT."

          (c) As soon as practicable, but in no event later than 30 days after the occurrence of an Exchange Event, the General Partner will, upon not less than 15 days' written notice by first-class mail to the Holders, convene a meeting of such Holders for the purpose of acting on the matter of whether to cause the Conversion Agent to effect an exchange, as described above, of all of the Preferred Securities then outstanding for Depositary Shares. If the General Partner fails to convene such Exchange Election Meeting within such 30-day period, the Holders of not less than 10% in Liquidation Preference of the Preferred Securities will be entitled to convene such Exchange Election
Meeting. Upon the affirmative vote of the Holders of a Majority in Liquidation Preference of the Preferred Securities at an Exchange Election Meeting or, in the absence of such meeting, upon receipt by the Partnership of a written consent signed by the Holders of a Majority in Liquidation Preference of the Preferred Securities, an election to exchange all outstanding Preferred Securities on the basis described above (an "EXCHANGE ELECTION") will be deemed to have been made.

          Holders, by becoming a party to this Agreement pursuant to Section 2.9 of this Agreement, will be deemed to have agreed to be bound by these optional exchange provisions in regard to the exchange of Preferred Securities for Depositary Shares pursuant to the terms described above.

          (d) Upon receipt of notice substantially in the form of Annex C hereto from such Holders (the "NOTICE OF EXCHANGE"), the Conversion Agent shall promptly deliver copies of the Notice of Exchange to the Partnership, Best Buy and the Trustee.

          (e) All outstanding Preferred Securities shall be deemed to have been exchanged, immediately prior to the close of business on the date of the Exchange Election (the "EXCHANGE DATE"), for Subordinated Debentures held by the Partnership, at an exchange rate of $50 principal amount of Subordinated Debentures for each Preferred Security, and the Partnership shall promptly deliver the Subordinated Debentures deemed to have been so exchanged to the Conversion Agent, on behalf of the Holders of exchanged Preferred Securities.
As promptly as practicable after the exchange date, Best Buy shall issue and deposit with the Depositary, pursuant to the Deposit Agreement, a certificate or certificates for the number of fully paid and non-assessable shares of Best Buy Preferred Stock issuable at the rate referred to in paragraph (f) below upon the exchange contemplated in such paragraph in return for a Depositary Receipt or Receipts issued by the Depositary evidencing a proportionate number of Depositary Shares in respect of the Best Buy Preferred Stock so deposited. Best Buy shall request that the Depositary Receipts be issued in the names of the Holders of Preferred Securities designated in the Notice of Exchange.

          (f) Best Buy shall thereafter, promptly upon request by the Conversion Agent, exchange such Subordinated Debentures for Depositary Shares, each representing a 1/100th interest in a fully paid and non-assessable share of Best Buy Preferred Stock and evidenced by Depositary Receipts, at the rate of one Depositary Share for each $50 principal amount of Subordinated Debentures (which rate is equivalent to one Depositary Share or 1/100th of a share of Best Buy Preferred Stock for each Preferred Security). Any accumulated and unpaid Dividends on the Preferred Securities (including any Additional Dividends thereon) at the time of the Exchange Election shall from and after the time of such exchange be treated as accumulated and unpaid dividends on the Best Buy Preferred Stock issued in exchange for the Subordinated Debentures. The Person or Persons entitled to receive the Depositary Shares representing the Best Buy Preferred Stock issuable upon such exchange shall be treated for all purposes as the record holder or holders of such Best Buy Preferred Stock as of the exchange date. As promptly as practicable on or after the exchange date, Best Buy shall deliver at the office of the Conversion Agent the Depositary Receipt or Receipts representing the Best Buy Preferred Stock issuable upon such exchange. The Conversion Agent shall deliver such Depositary Receipt or Receipts to the Person or Persons entitled to receive the same.

          (g) Each Depositary Share will represent a one one-hundredth (1/100th) interest in a share of Best Buy Preferred Stock and shall be evidenced by a Depositary Receipt. Best Buy shall at all times reserve and keep available out of its authorized and unissued Best Buy Preferred Stock, solely for issuance upon the exchange of Subordinated Debentures for Depositary Shares, free from any preemptive or other similar rights, such number of shares of Best Buy Preferred Stock as shall from time to time be issuable upon the exchange of all the Subordinated Debentures then outstanding for Depositary Shares. Each of Best Buy and the Partnership shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Best Buy Preferred Stock in order to enable Best Buy to lawfully issue the Best Buy Preferred Stock upon exchange of the Subordinated Debentures and deposit such Best Buy Preferred Stock with the Depositary under the Deposit Agreement and the Conversion Agent to lawfully deliver Depositary Shares upon exchange of the Preferred
Securities. All shares of Best Buy Preferred Stock issued upon conversion of the Subordinated Debentures shall be duly authorized, validly issued and fully paid and non-assessable and the terms of the Best Buy Preferred Stock shall be valid and binding on Best Buy. The Conversion Agent shall deliver the Depositary Shares, evidenced by Depositary Receipts, received upon exchange of the Preferred Securities to the exchanging Holder, free and clear of all liens, charges, security interests and encumbrances. Best Buy will use its best efforts to have the Depositary Shares issued upon an exchange of Preferred Securities listed for trading on the NYSE or such other securities exchange on which the Preferred Securities may then be listed.

          (h) Best Buy will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Best Buy Preferred Stock to the Conversion Agent upon exchange of the Subordinated Debentures, the delivery and deposit of such shares to the Depositary and the delivery of the Depositary Shares by the Conversion Agent upon exchange of the Preferred Securities. Best Buy shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Best Buy Preferred Stock or Depositary Shares in a name other than that in which Preferred Securities so exchanged were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Partnership the amount of any such tax, or has established to the satisfaction of the Partnership that such tax has been paid.

          (i) Nothing in Section 6.4(h) shall limit the requirement of the Partnership to withhold taxes pursuant to Section 4.4 or otherwise require the General Partner or the Partnership to pay any amounts on account of such withholdings.


                                   ARTICLE VII

                      BOOKS OF ACCOUNT, RECORDS AND REPORTS

          Section 7.1   BOOKS AND RECORDS.

          (a) Proper and complete records and books of account of the Partnership shall be kept by the General Partner in which shall be entered fully and accurately all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by Persons engaged in businesses of a like character, including a Capital Account for each Partner. The books and records of the Partnership, together with a copy of this Agreement and of the Certificate, shall at all times be maintained at the principal office of the General Partner and shall be open to the inspection and examination of the Partners or their duly authorized representatives for a proper purpose during reasonable business hours.

          (b) The General Partner may, for such period of time that the General Partner deems reasonable, keep confidential from the Partners any information with respect to the Partnership the disclosure of which the General Partner reasonably believes is not in the best interests of the Partner-ship or is adverse to the interests of the Partnership or which the Partnership or the General Partner is required by law or by an agreement with any Person to keep confidential.

          (c) Within three months after the close of each Fiscal Year, the General Partner shall transmit to each Partner a statement indicating such Partner's share of each item of Partnership income, gain, loss, deduction or credit for such Fiscal Year for federal income tax purposes.

          Section 7.2 ACCOUNTING METHOD. For both financial and tax reporting purposes and for purposes of determining profits and losses, the books and records of the Partnership shall be kept on the accrual method of accounting applied in a consistent manner and shall reflect all Partnership transactions and be appropriate and adequate for the Partnership's business.

          Section 7.3 ANNUAL AUDIT. As soon as practical after the end of each Fiscal Year, but not later than 90 days after such end, the financial statements of the Partnership shall be audited by a firm of independent certified public accountants selected by the General Partner, and such financial statements shall be accompanied by a report of such accountants containing their opinion. The cost of such audits will be an expense of the Partnership and paid by Best Buy.


                                  ARTICLE VIII

                            POWERS, RIGHTS AND DUTIES
                             OF THE LIMITED PARTNERS

          Section 8.1 LIMITATIONS. Other than as set forth in this Agreement, the Limited Partners shall not participate in the management or control of the Partnership's business, property or other assets nor shall the Limited Partners transact any business for the Partnership, nor shall the Limited Partners have the power to act for or bind the Partnership, said powers being vested solely and exclusively in the General Partner (and, upon appointment, the Special General Partner). Except for shares of Best Buy Common Stock or Best Buy Preferred Stock deliverable upon conversion or exchange of the Preferred Securities, the Limited Partners shall have no interest in the properties or assets of the General Partner, or any equity therein, or in any proceeds of any sales thereof (which sales shall not be restricted in any respect, by virtue of acquiring or owning an Interest in the Partnership).

          Section 8.2 LIABILITY. Subject to the provisions of the Act, no Limited Partner shall be liable for the repayment, satisfaction or discharge of any debts or other obligations of the Partnership in excess of the Capital Account balance of such Limited Partner.

          Section 8.3 PRIORITY. No Limited Partner shall have priority over any other Limited Partner as to Partnership allocations or distributions.


                                   ARTICLE IX

                           POWERS, RIGHTS AND DUTIES
                             OF THE GENERAL PARTNER

          Section 9.1 AUTHORITY. Subject to the limitations provided in this Agreement, the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, shall have exclusive and complete authority and discretion to manage the operations and affairs of the Partnership and to make all decisions regarding the business of the Partnership. Any action taken by the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, shall constitute the act of and serve to bind the Partnership. In dealing with the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, acting on behalf of the Partnership, no Person shall be required to inquire into the authority of the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner to bind the Partnership. Persons dealing with the Partnership are entitled to rely conclusively on the power and authority of the General Partner or, upon appointment pursuant to Section 6.2(g), the Special General Partner, as set forth in this Agreement.

          Section 9.2 POWERS AND DUTIES OF GENERAL PARTNER. Except as otherwise specifically provided herein, the General Partner (or, upon appointment pursuant to Section 6.2(g), the Special General Partner) shall have all rights and powers of a general partner under the Act, and shall have all authority, rights and powers in the management of the Partnership business to do any and all other acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, including by way of illustration but not by way of limitation, the following:

          (a) to secure the necessary goods and services required in performing the General Partner's duties for the Partnership;

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

          (b) to exercise all powers of the Partnership, on behalf of the Partnership, in connection with enforcing the Partnership's rights under the Subordinated Debentures and the Guarantee;

          (c) to issue Preferred Securities and to admit Limited Partners in connection therewith in accordance with this Agreement;

          (d) to act as registrar and transfer agent for the Preferred Securities or designate an entity to act as registrar and transfer agent;

          (e) to establish a record date with respect to all actions to be taken hereunder that require a record date be established, including with respect to Dividends and voting rights and to make determinations as to the payment of Dividends, and make or cause to be made all other required payments to Holders and to the General Partner;

          (f) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

          (g) to bring or defend, pay, collect, compromise, arbitrate, resort to legal action, or otherwise adjust claims or demands of or against the Partnership;

          (h) to deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement;

          (i) to take all action which may be necessary or appropriate for the preservation and the continuation of the Partnership's valid existence, rights, franchises and privileges as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged;

          (j) to cause the Partnership to enter into and perform, on behalf of the Partnership, the Underwriting Agreement and to cause the Partnership to purchase the Subordinated Debentures without any further act, vote or approval of any Partner; and

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

          (k) to execute and deliver any and all documents or instruments, perform all duties and powers and do all things for and on behalf of the Partnership in all matters necessary or desirable or incidental to the foregoing.

          Section 9.3 EXPENSES PAYABLE BY GENERAL PARTNER. The General Partner hereby assumes and shall be liable for the debts, obligations and liabilities of the Partnership and agrees to pay to each Person or entity to whom the Partnership is now or hereafter becomes indebted or liable, whether such indebtedness, obligations or liabilities arise in contract, tort or otherwise, (including, without limitation, payment obligations arising under Section 7.3 of this Agreement, but excluding payment obligations of Best Buy to Holders of the Preferred Securities in such Holders' capacities as Holders of such Preferred Securities, such obligations being separately guaranteed under the Guarantee) (the "BENEFICIARIES") the full payment of such indebtedness and any and all liabilities, when and as due. This agreement is intended to be for the benefit of and to be enforceable by all such Beneficiaries whether or not such Beneficiaries have received notice hereof.

          Section 9.4 LIABILITY. Except as expressly set forth in this Agreement, (a) the General Partner shall not be personally liable for the return of any portion of the capital contributions (or any return thereon) of the Limited Partners; (b) the return of such capital contributions (or any return thereon) shall be made solely from assets of the Partnership; and (c) the General Partner shall not be required to pay to the Partnership or to any Limited Partner any deficit in any Limited Partner's Capital Account upon dissolution or otherwise. Other than as provided in Sections 6.3 and 6.4 of this Agreement or under the Act, no Limited Partner shall have the right to demand or receive property other than cash for its respective Interest in the Partnership.

          Section 9.5 INVESTMENT COMPANY OR TAX ACTIONS. The General Partner is authorized and directed to conduct its affairs and to operate the Partnership in such a way that the Partnership would not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 (the "1940 ACT") or taxed as a corporation for federal income tax purposes and so that the Subordinated Debentures will be treated as indebtedness of Best Buy for federal income tax purposes. In this connection, the General Partner is authorized to take any action not inconsistent with applicable law or this Agreement, and that does not materially and adversely affect the interests of Holders, that the General Partner determines in its discretion to be necessary or desirable for such purposes.

          Section 9.6 OUTSIDE BUSINESSES. Any Partner or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Partnership, and the Partnership and the Partners shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. No Partner or Affiliate thereof shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character that, if presented to the Partnership, could be taken by the Partnership, and any Partner or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

          Section 9.7 LIMITS ON GENERAL PARTNER'S POWERS. (a) Anything in this Agreement to the contrary notwithstanding, the General Partner (or, upon appointment pursuant to Section 6.2(g), the Special General Partner) shall not cause or permit the Partnership to:

                (i)  acquire any assets other than as expressly provided herein;

               (ii) do any act which would make it impractical or impossible to carry on the ordinary business of the Partnership;

              (iii) possess Partnership property for other than a Partnership purpose;

               (iv) admit a Person as a Partner, except as expressly provided in this Agreement;

                (v) make any loans to the General Partner or its Affiliates, other than loans represented by the Subordinated Debentures;

               (vi) perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

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

              (vii) engage in any activity that is not consistent with the purposes of the Partnership, as set forth in Section 2.3;

             (viii) without the written consent of 66 2/3% in Liquidation Preference of the Preferred Securities, have an order for relief entered with respect to the Partnership or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of the Partnership's property, or make any assignment for the benefit of creditors of the Partnership; or

               (ix) borrow money or become liable for the borrowings of any third party or engage in any financial or other trade or business.

                (b) So long as the Subordinated Debentures are held by the Partnership, the General Partner shall not:

                (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special General Partner, or exercising any trust or power conferred on the Special General Partner with respect to the Subordinated Debentures,

               (ii) waive any past default which is waivable under the Subordinated Debentures,

              (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable,

               (iv) consent to any amendment, modification or termination of the Subordinated Debentures or the Indenture without, in each case, obtaining the prior approval of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities; PROVIDED, HOWEVER, that where a consent under the Subordinated Debentures would require the consent of each holder of Subordinated Debentures affected thereby, no such consent shall be given by the General Partner without the prior consent of each Holder of Preferred Securities.

               (c) The General Partner shall not revoke any action previously authorized or approved by the Special General Partner or by a vote of Holders without the approval of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities. The General Partner shall notify all Holders of any notice of default received from the Trustee with respect to the Subordinated Debentures.

               Section 9.8  TAX MATTERS PARTNER.

               (a) For purposes of Code Section 6231(a)(7), the "TAX MATTERS PARTNER" shall be the General Partner as long as it remains the general partner of the Partnership. The Tax Matters Partner shall keep the Limited Partners fully informed of any inquiry, examination or proceeding.

               (b) The General Partner shall not make an election in accordance with Section 754 of the Code.

               (c) The General Partner and the Preferred Security Holders acknowledge that they intend, for U.S. federal income tax purposes, that the Partnership shall be treated as a partnership and that the General Partner and the Preferred Security Holders shall be treated as Partners of such Partnership for such purposes.

               (d) The General Partner shall retain, at the expense of the Partnership and at its sole discretion, a nationally recognized firm of certified public accountants which shall prepare all federal, state, local or other tax returns (including information returns) of the Partnership, as required by law, and the Schedule K-1's or any successor or similar forms or schedules required by law.

               Section 9.9  CONSOLIDATION, MERGER OR SALE OF ASSETS.

               (a) Best Buy may not merge or consolidate with or into another entity or permit another entity to merge or consolidate with or into, or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to another entity (each such event, a "TRANSACTION") unless (i) at the time of such Transaction, no Event of Default (as defined in the Indenture) shall have occurred and be continuing, or would occur as a result of such Transaction, (ii) the survivor of such merger or consolidation or the entity to which Best Buy's assets are sold, transferred or leased is an entity organized under the laws of the United States or any state thereof, such entity (if other than Best Buy) becomes a party to this Agreement and becomes the General Partner, assumes all of Best Buy's obligations under this Agreement, and such entity has a net worth equal to at least 10% of the total capital contributions made by the Partners to the Partnership, and
(iii) prior to such Transaction, Best Buy obtains an opinion of nationally recognized independent counsel experienced in such matters to the effect that the Partnership will continue to be taxable as a partnership for federal income tax purposes after such Transaction and (iv) in the case of any sale, transfer or lease of all or substantially all of Best Buy's assets that includes Best Buy's Interest in the Partnership, Best Buy has obtained the consent of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities to the sale, transfer or lease of its Interest in the Partnership.

               (b) In addition, Best Buy shall not cause or allow the Partnership to enter into a Transaction, except as described below and as permitted or required under Section 11.3 of this Agreement. The Partnership may, in order to avoid 1940 Act consequences adverse to Best Buy, itself or the Holders, without the consent of the Holders, merge or consolidate with or into, or be replaced by, a limited partnership or trust organized as such under the laws of any state of the United States of America; PROVIDED, that (i) such successor entity either (x) expressly assumes all of the obligations of the Partnership under the Preferred Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "SUCCESSOR SECURITIES") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Preferred Securities rank, with respect to participation in the profits or assets of the Partnership, (ii) Best Buy expressly acknowledges such successor entity as the holder of the Subordinated Debentures, (iii) such Transaction does not cause the Preferred Securities (or the Successor Securities) to be delisted by any national securities exchange or other organization on which the Preferred Securities are then listed, (iv) such Transaction does not cause the Preferred Securities (or the Successor Securities) to be downgraded by any nationally recognized statistical rating organization, as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act, (v) such Transaction does not adversely affect the powers, preferences and other special rights of Holders of Preferred Securities (including Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) prior to such Transaction Best Buy has received an opinion of nationally recognized independent counsel to the Partnership experienced in such matters to the effect that (x) such successor entity will be treated as a partnership for federal income tax purposes,
(y) following such Transaction, Best Buy and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company, and (z) such Transaction will not adversely affect the limited liability of the Holders.


                                    ARTICLE X

                       TRANSFERS OF INTERESTS BY PARTNERS

               Section 10.1  TRANSFER OF INTERESTS.

               (a) Preferred Securities shall be freely transferable by a Holder.

               (b) Except as provided in the next sentence, the General Partner may not assign or transfer its Interest in the Partnership in whole or in part unless, prior to such assignment or transfer, the General Partner has obtained the consent of the Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities. The General Partner may assign or transfer its interest in the Partnership without such consent only to an entity that is the survivor of a merger or consolidation of the General Partner in a transaction that meets the requirements of Section 9.9(a). "PERMITTED SUCCESSOR" shall mean an entity that is an assignee or transferee of the Interest of the General Partner as permitted by this Section 10.1(b).

               (c) Except as provided above, no Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Agreement. Any transfer or purported transfer of any Interest not made in accordance with this Agreement shall be null and void.

               Section 10.2 TRANSFER OF LP CERTIFICATES. The General Partner shall provide for the registration of LP Certificates and of transfers of LP Certificates. Upon surrender for registration of transfer of any LP Certificate, the General Partner shall cause one or more new LP Certificates to be issued in the name of the designated transferee or transferees. Every LP Certificate surrendered for registration of transfer shall be accompanied by a written instrument of transfer in form satisfactory to the General Partner duly executed by the Preferred Security Holder or his or her attorney duly authorized in writing.

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

Each LP Certificate surrendered for registration of transfer shall be canceled by the General Partner. A transferee of an LP Certificate shall be admitted to the Partnership as a Limited Partner and shall be entitled to the rights and subject to the obligations of a Preferred Security Holder hereunder upon the receipt by a transferee of an LP Certificate.

               Section 10.3 PERSONS DEEMED PREFERRED SECURITY HOLDERS. The Partnership may treat the Person in whose name any LP Certificate shall be registered on the books and records of the Partnership as the sole holder of such LP Certificate and of the Preferred Securities represented by such LP Certificate for purposes of receiving Dividends and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such LP Certificate or in the Preferred Securities represented by such LP Certificate on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof.

               Section 10.4 BOOK-ENTRY INTERESTS. The LP Certificates, on original issuance, will be issued in the form of a global LP Certificate or LP Certificates representing the Book-Entry Interests, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Partnership. Such LP Certificate or LP Certificates shall initially be registered on the books and records of the Partnership in the name of Cede & Co., the nominee of DTC, and no Preferred Security Owner will receive a definitive LP Certificate representing such Preferred Security Owner's interests in such LP Certificate, except as provided in Section 10.6. Unless and until definitive, fully registered LP Certificates (the "DEFINITIVE LP CERTIFICATES") have been issued to the Preferred Security Owners pursuant to Section 10.6:

                (i) The provisions of this Section shall be in full force and effect;

               (ii) The Partnership, the General Partner and any Special General Partner shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of Dividends, Redemption Price and liquidation proceeds on the LP Certificates and receiving approvals, votes or consents hereunder) as the Preferred Security Holder and the sole holder of the LP Certificates and shall have no obligation to the Preferred Security Owner; and

              (iii) None of the Partnership, the General Partner, any Special General Partner or any agent of the General

          Partner, the Partnership or any Special General Partner shall have any liability with respect to or responsibility for the records of the Clearing Agency.

               Section 10.5 NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Preferred Security Holders is required under this Agreement, unless and until Definitive LP Certificates shall have been issued to the Preferred Security Owners pursuant to Section 10.6, the General Partner and any Special General Partner shall give all such notices and communications specified herein to be given to the Preferred Security Holders to the Clearing Agency, and shall have no obligations to the Preferred Security Owners.

               Section 10.6 DEFINITIVE LP CERTIFICATES. If (i) the Clearing Agency elects to discontinue its services as securities depository, (ii) the Partnership elects to terminate the book-entry system through the Clearing Agency, or (iii) there is an Event of Default under the Subordinated Debentures, then Definitive LP Certificates shall be prepared by the Partnership. Upon surrender of the global LP Certificate or LP Certificates representing the Book-Entry Interests by the Clearing Agency, accompanied by registration instructions, the General Partner shall cause Definitive LP Certificates to be delivered to Preferred Security Owners in accordance with the instructions of the Clearing Agency. Neither the General Partner nor the Partnership shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Any Person receiving a Definitive LP Certificate in accordance with this Article X shall be admitted to the Partnership as a Limited Partner upon receipt of such Definitive LP Certificate and shall be registered on the books and records of the Partnership as a Preferred Security Holder. The Definitive LP Certificates shall be printed, lithographed or engraved or may be produced in any other manner as may be required by any national securities exchange on which the Preferred Securities may be listed and is reasonably acceptable to the General Partner, as evidenced by its execution thereof.


                                   ARTICLE XI

                            WITHDRAWAL; DISSOLUTION;
                     LIQUIDATION AND DISTRIBUTION OF ASSETS

               Section 11.1 WITHDRAWAL OF PARTNERS. The General Partner shall not at any time retire or withdraw from the Partnership except as otherwise permitted hereunder. If the

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

General Partner retires or withdraws in contravention of this Section 11.1, it shall indemnify, defend and hold harmless the Partnership and the other Partners from and against any losses, expenses, judgments, fines, settlements or damages suffered or incurred by the Partnership or such other Partners arising out of or resulting from such retirement or withdrawal.

               Section 11.2  DISSOLUTION OF THE PARTNERSHIP.

               (a) The Partnership shall not be dissolved by the admission of Partners in accordance with the terms of this Agreement. Except as provided in
Section 11.2(b)(ii), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Partner, or the occurrence of any other event which terminates the Interest of a Partner in the Partnership, shall not cause the Partnership to be dissolved and its affairs wound up so long as the Partnership at all times has at least two Partners. Upon the occurrence of any such event, the business of the Partnership shall be continued without dissolution.

               (b) The Partnership shall be dissolved and terminated and its affairs shall be wound up upon the earliest to occur of any of the following events:

               (i) the expiration of the term of the Partnership, as provided in Section 2.4 of this Agreement;

               (ii) upon the bankruptcy, insolvency or dissolution of the General Partner;

               (iii)  the entry of a decree of judicial dissolution under
          Section 17-802 of the Act; or

               (iv)  the written consent of all Partners.

               (c) Upon dissolution of the Partnership, the Liquidator shall promptly notify the Partners of such dissolution.

               Section 11.3  LIQUIDATION.

               (a) In the event of the dissolution of the Partnership for any reason, the General Partner (or, if the Partnership is dissolved pursuant to Section 11.2(b)(ii), then a liquidating agent appointed by Holders of not less than 66 2/3% in Liquidation Preference of the Preferred Securities (the General Partner or such person so appointed is hereinafter referred to as the "LIQUIDATOR")) shall commence to wind up the affairs of the Partnership and to

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

liquidate the Partnership's assets, including the Partnership's Eligible Investments and/or amounts deposited in the Eligible Investment Account; PROVIDED, HOWEVER, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the satisfaction of liabilities to creditors so as to enable the Partners to minimize the normal losses attendant upon liquidation. The Partners shall continue to share all income, losses and distributions during the period of liquidation in accordance with Articles IV and V. Subject to the provisions of this Article XI, the Liquidator shall have full right and unlimited discretion to determine the time, manner and terms of any sale or sales of Partnership property pursuant to such liquidation, giving due regard to the activity and condition of the relevant market and general financial and economic conditions.

               (b) The Liquidator shall have all of the rights and powers with respect to the assets and liabilities of the Partnership in connection with the liquidation and termination of the Partnership that the General Partner would have with respect to the assets and liabilities of the Partnership during the term of the Partnership, and the Liquidator is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation and termination of the Partnership and the transfer of any assets.

               (c) Notwithstanding the foregoing, a Liquidator that is not the General Partner shall not be deemed a Partner in this Partnership and shall not have any of the economic interests in the Partnership of a Partner; and such Liquidator may be compensated for its services to the Partnership at normal customary and competitive rates for its services to the Partnership as reasonably proposed by the General Partner and agreed to by a Majority in Liquidation Preference of the Preferred Securities (by written consent or by vote taken at a meeting convened by the General Partner therefor).

               Section 11.4  DISTRIBUTION IN LIQUIDATION.  Subject to
Section 9.3, the proceeds of liquidation shall be applied in the following order of priority (and without regard to the provisions of Section 17-804 of the Act):

               (i) to creditors of the Partnership, including Preferred Security Holders who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions (including Dividends) to Partners; and

               (ii) following any allocations required under Section 4.1(c) of the Agreement, to the Partners in proportion to the Partners' positive Capital Account balances.

               Section 11.5 RIGHTS OF LIMITED PARTNERS. Each Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and such Partner's capital contribution (including returns thereof), and such Partner's share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, except under the Guarantee. Except as provided in Sections 6.3 and 6.4 of this Agreement, no Partner shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

               Section 11.6 TERMINATION. The Partnership shall terminate when all of the assets of the Partnership shall have been disposed of and the assets shall have been distributed as provided in Section 11.4. The Liquidator shall then execute and cause to be filed a certificate of cancellation of the Partnership.


                                   ARTICLE XII

                             AMENDMENTS AND MEETINGS

               Section 12.1 AMENDMENTS. Except as provided by Section 6.2(h), this Agreement may be amended by a written instrument executed by the General Partner without the consent of any Limited Partner; PROVIDED, HOWEVER, that no amendment shall be made, and any such purported amendment shall be void and ineffective, to the extent the result thereof would be to cause the Partnership to be treated as anything other than a partnership for purposes of United States income taxation or require the Partnership to register under the 1940 Act.

               Section 12.2 AMENDMENT OF CERTIFICATE. In the event this Agreement shall be amended pursuant to Section 12.1, the General Partner shall amend the Certificate to reflect such change if it deems such amendment of the Certificate to be necessary or appropriate.

               Section 12.3  MEETINGS OF PARTNERS.

               (a) Meetings of the Limited Partners who are Holders may be called at any time by the General Partner to consider and act on any matter on which Limited Partners are entitled to act under the terms of this Agreement or the Act. The General Partner shall call a meeting of Holders if directed to do so by Holders of not less than 10% in Liquidation Preference as permitted by this Agreement. Such direction shall be given by delivering to the General Partner a request in writing stating that the signing Limited Partners desire to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

               (b) Unless otherwise specified herein, notice of any such meeting shall be given to all Partners not less than seven (7) Business Days nor more than 60 days prior to the date of such meeting. Each such notice shall set forth the date, time and place of the meeting, a description of any matter on which Holders are entitled to vote and instructions for the delivery of proxies or written consents.

               (c) Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum Interests that would be necessary to authorize or take such action at a meeting in which all Limited Partners having a right to vote thereon were present and voting. Prompt notice of the taking of action without a meeting shall be given to the Limited Partners entitled to vote who have not consented in writing. The General Partner may provide that any written ballot submitted to the Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within a specified time.

               (d) Each Partner may authorize any Person to act for it by proxy on all matters as to which a Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Partner executing it.

               (e) Each meeting of Partners shall be conducted by the General Partner or by such other Person that the General Partner may designate.

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

               (f) The General Partner may establish all other reasonable procedures relating to meetings of Partners or the giving of written consents, in addition to those expressly provided, including notice of time, place or purpose of any meeting at which any matter is to be voted on by any Partners, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.


                                  ARTICLE XIII

                                  MISCELLANEOUS

               Section 13.1 NOTICES. All notices provided for in this Agreement shall be in writing, and shall be delivered or mailed by first class or registered or certified mail or, with respect to the Partnership and General Partner, telecopied, as follows:

               (a) if given to the Partnership, in care of the General Partner at the Partnership's mailing address set forth below:

                    Best Buy Capital, L.P.
                    c/o Best Buy Co., Inc.
                    7075 Flying Cloud Drive
                    Eden Prairie, Minnesota  55344
                    Attention:  Chief Financial Officer
                    Telecopy:  (612) 947-1141

               (b) if given to the General Partner, at its mailing address set forth below:

                    Best Buy Co., Inc.
                    7075 Flying Cloud Drive
                    Eden Prairie, Minnesota  55344
                    Attention:  Chief Financial Officer
                    Telecopy:  (612) 947-1141

               (c) if given to any other Partner, at the address set forth on the books and records of the Partnership.

               Section 13.2 POWER OF ATTORNEY. Each Holder does hereby constitute and appoint the General Partner, and if applicable, any Special General Partner appointed pursuant to Section 6.2(g) of this Agreement, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, deliver and file (a) any amendment of the Certificate required because of an amendment of this Agreement or in order to effect any change in the Partnership, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which from time to time may required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Partnership or to dissolve the Partnership for any other purpose consistent with this Agreement and the transactions contemplated hereby.

               The power of attorney granted hereby is coupled with an interest and shall (a) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination, or bankruptcy of the Holder granting the same or the transfer of all or any portion of such Holder's Interest and
(b) extend to such Holder's successors, assigns and legal representatives.

               Section 13.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

               SECTION 13.4 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

               Section 13.5 EFFECT. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

               Section 13.6 PRONOUNS AND NUMBER. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, feminine or neuter shall include the masculine, feminine and neuter.

               Section 13.7 CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

               Section 13.8 PARTIAL ENFORCEABILITY. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

               Section 13.9 COUNTERPARTS. This Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages. All of such counterpart signatures pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

               Section 13.10 REMEDIES. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                              GENERAL PARTNER:

                              BEST BUY CO., INC.,
                                 a Minnesota corporation


                              By:
                                 ------------------------
                                 Richard M. Schulze
                                 Chairman and Chief
                                 Executive Officer


                              INITIAL LIMITED PARTNER:

                              BEST BUY FINANCIAL CORPORATION,
                                 a Delaware corporation


                              By:
                                 ------------------------
                                 Richard M. Schulze
                                 Chairman and Chief
                                 Executive Officer
                                     -54-

                                                                         Annex A
[IF A GLOBAL LP CERTIFICATE ADD --
          Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Best Buy Capital, L.P. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]


- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------
    Certificate Number                          Number of Preferred Securities
- - -------------------------------------------------------------------------------
           R-1
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------


                                                           CUSIP NO. 086 51F 200




                 Certificate Evidencing Preferred Securities


                                      of


                            Best Buy Capital, L.P.


            6 1/2% Convertible Monthly Income Preferred Securities
              (liquidation preference $50 per Preferred Security)



               Best Buy Capital, L.P., a limited partnership formed under the laws of the State of Delaware (the "Partnership"), hereby certifies that _____ (the "Holder") is the registered owner of _______ preferred securities of the Partnership representing limited partnership interests in the Partnership, which are designated the 6 1/2% Convertible Monthly Income Preferred Securities (liquidation preference $50 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are fully paid and are nonassessable interests in the Partnership, as to which the Partners in the Partnership who hold the Preferred

Securities (the "Preferred Security Holders"), in their capacities as Partners in the Partnership, will have no liability solely by reason of being Preferred Security Holders (subject to the obligation of a Preferred Security Holder to repay any funds wrongfully distributed to it), and are freely transferable on the books and records of the Partnership, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The powers, preferences and special rights and limitations of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Partnership Agreement of the Partnership dated as of November 3, 1994, as the same may be amended from time to time in accordance with its terms (the "Limited Partnership Agreement"), authorizing the issuance of the Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding Dividends, voting, return of capital and otherwise, and other matters relating to the Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the Limited Partnership Agreement. The Holder is entitled to the benefits of the Guarantee Agreement of Best Buy Co., Inc., a Minnesota corporation ("Best Buy"), dated as of November 3, 1994 (the "Guarantee") to the extent provided therein. The Partnership will furnish a copy of the Limited Partnership Agreement and the Guarantee to the Holder without charge upon written request to the Partnership at its principal place of business or registered office.

               The Holder, by accepting this certificate, is deemed to have agreed (i) to be bound by the provisions of the Limited Partnership Agreement, including the provisions of the Limited Partnership Agreement concerning the exchange of the Preferred Securities for Depositary Shares representing fractional interests in Best Buy Preferred Stock and (ii) that the Subordinated Debentures acquired by the Partnership with the proceeds from the issuance of the Preferred Securities are subordinated and junior in right of payment to all Senior Indebtedness of Best Buy as and to the extent provided in the Subordinated Debentures and (iii) that the Guarantee ranks (x) subordinate and junior in right of payment to all Senior Indebtedness of Best Buy, and (y) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by Best Buy and with any guarantee now or hereafter entered into by Best Buy in respect of any preferred or preference stock of any Affiliate of Best Buy, and
(z) senior to Best Buy Common Stock and any other class or series of capital stock of Best Buy or any of its

Affiliates which by its express terms ranks junior in the payment of dividends and amounts on liquidation, dissolution, and winding-up to the Preferred Securities, in each case, as and to the extent provided in the Guarantee. Upon receipt of this certificate, the Holder is admitted to the Partnership as a Limited Partner, is bound by the Limited Partnership Agreement and is entitled to the benefits thereunder.

               IN WITNESS WHEREOF, this certificate has been executed on behalf of the Partnership by its duly authorized General Partner and countersigned by a duly authorized officer of each of Best Buy Co., Inc., as Guarantor, and Harris Trust and Savings Bank, as Registrar and Transfer Agent this _____ day of _________________, ____.


                              BEST BUY CAPITAL, L.P.


                              By:  BEST BUY CO. INC.,
                                     its General Partner


                              By:
                                 ----------------------
                                 Name:
                                 Title:



                              By:  BEST BUY CO., INC.,
                                     as Guarantor


                              By:
                                 ----------------------
                                 Name:
                                 Title:



Registered and Countersigned by
HARRIS TRUST AND SAVINGS BANK


By:
    ---------------------------
      Authorized Signature

                                                                         Annex B

                                     Form of
                              Notice of Conversion


                             Best Buy Capital, L.P.
             6 1/2% Convertible Monthly Income Preferred Securities


To:  Harris Trust and Savings Bank,
     Conversion Agent

     ------------------------

     ------------------------


               The undersigned (the "Holder") hereby irrevocably exercises its option to convert 6 1/2% Convertible Monthly Income Preferred Securities (the "Preferred Securities") of Best Buy Capital, L.P. ("Capital"), as designated below and surrendered herewith to the Conversion Agent, into shares of common stock (the "Best Buy Common Stock") of Best Buy Co., Inc. ("Best Buy") in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Capital, dated as of November 3, 1994 (the "Agreement").

               The Holder directs the Conversion Agent, on behalf of the Holder, to effect the conversion of the Preferred Securities designated under (A) below for shares of Best Buy Common Stock pursuant to and in the manner described in
Section 6.3 of the Agreement. The Conversion Agent shall instruct Best Buy that the shares of Best Buy Common Stock issuable and deliverable upon the conversion, together with any check in lieu of fractional shares, be issued to the Holder unless, in the case of the Best Buy Common Stock, a different name has been indicated below and to deliver such shares and such check, if any, to the Conversion Agent. The Conversion Agent shall distribute, as promptly as possible after the date hereof, (x) the certificate or certificates for the number of full shares of Best Buy Common Stock issuable upon conversion of the Preferred Securities designated under (A) below, (y) any check in lieu of fractional shares and (z) any certificate or certificates issued by Capital for Preferred Securities surrendered herewith but not designated for conversion under (A) below, to the person or persons entitled to receive the same.

               If shares of Best Buy Common Stock are to be issued in the name of a person other than the Holder, the Holder will pay transfer taxes payable with respect thereto.

A.        PREFERRED SECURITIES TO BE CONVERTED

          Certificate Numbers of Surrendered
               Certificate(s):
                               ---------------

          Number of Preferred Securities to be
               Converted:
                          ------------

          Number of Preferred Securities Surrendered
               But Not to be Converted:
                                        ------------

B.        SPECIAL ISSUANCE INSTRUCTIONS

          To be completed if Best Buy Common Stock Certificate(s) and/or check in lieu of fractional shares to be issued otherwise than to Holder. Please type or print.


                                                 Social Security or
                                                   Other Taxpayer
                                               Identification Number
- - ---------------------
(Name)


- - ---------------------                          ---------------------
(Address)

- - ---------------------

C.        SIGNATURE



          Dated:
                 --------                     -------------------------
                                              Signature of Holder (must
                                              conform in all respects to
                                              the name of the registered
                                              owner of the Preferred
                                              Securities certificate(s)
                                              specified in (A) and
                                              surrendered herewith)


                                              Signature Guaranteed By:


                                              -------------------------

                                                                         Annex C

                                     Form of
                               Notice of Exchange


                             Best Buy Capital, L.P.
             6 1/2% Convertible Monthly Income Preferred Securities


To: Harris Trust and Savings Bank,
    Conversion Agent

   ------------------------

   ------------------------

               The undersigned holders of a majority in liquidation preference (the "Holders") of the 6 1/2% Convertible Monthly Income Preferred Securities (the "Preferred Securities") of Best Buy Capital, L.P. ("Capital") have, pursuant to an Exchange Election on the date hereof, elected to cause the Conversion Agent to effect an exchange of all (but not less than all) of the outstanding Preferred Securities for Depositary Shares (the "Depositary Shares"), each representing a 1/100th ownership interest in a share of Series A Cumulative Convertible Preferred Stock (the "Best Buy Preferred Stock") of Best Buy Co., Inc. ("Best Buy") in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Capital, dated as of November 3, 1994 (the "Agreement"). Capitalized terms not defined herein have the meanings ascribed to them in the Agreement.

               The Holders direct the Conversion Agent, on their behalf, to effect the exchange of the Preferred Securities for Depositary Shares pursuant to and in the manner described in Section 6.4 of the Agreement. The Conversion Agent is directed to instruct Best Buy, as promptly as possible after the date hereof, (x) to issue and deposit with the Depositary the number of shares of Best Buy Preferred Stock issuable upon such exchange in return for a Depositary Receipt or Receipts evidencing Depositary Shares, (y) to request the Depositary to issue the Depositary Receipts evidencing Depositary Shares issuable and deliverable upon the exchange to all registered owners of Preferred Securities unless any such owners have indicated a different name or names on copies of Attachment 1 hereto and (z) to deliver such Depositary Receipts to the Conversion Agent. The Conversion Agent shall distribute, as promptly as possible after the date hereof, the Depositary Receipt or

Receipts to the person or persons entitled to receive the same.

               If Depositary Receipts are to be issued in the name of a person other than a registered owner of Preferred Securities as specified on one or more copies of Attachment 1 hereto, each owner requesting such special issuance will pay any transfer taxes payable with respect thereto.


SIGNATURES OF HOLDERS

Signatures of Holders must conform in all respects to the names of registered owners of Preferred Securities. This Notice of Exchange may be executed in more than one counterpart of this signature page with the same effect as though all Holders had signed on a single page.




Dated:
       ---------------

- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------


- - ----------------------             ----------------------

ATTACHMENT 1 TO NOTICE OF EXCHANGE


SPECIAL ISSUANCE INSTRUCTIONS

To be completed if Depositary Receipt(s) are to be issued otherwise than to registered owners of Preferred Securities. Please type or print.

NAME OF
REGISTERED OWNER                   NUMBER OF PREFERRED
OF PREFERRED SECURITIES:           SECURITIES OWNED:


- - -----------------------            --------------------

PERSON TO WHOM
DEPOSITARY RECEIPTS
TO BE ISSUED:

                                     SOCIAL SECURITY OR
- - -----------------------                OTHER TAXPAYER
(Name)                             IDENTIFICATION NUMBER:


- - -----------------------            ----------------------
(Address)


SIGNATURE OF REGISTERED OWNER      Signature Guaranteed by:
OF PREFERRED SECURITIES:


- - -----------------------            --------------------